Exhibit (h)(10)

                      FORM OF EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

     EXPENSE LIMITATION AGREEMENT, effective as of _______, 2002 by and between ING Pilgrim Investments, LLC (the "Investment Manager") and ING Equity Trust (the "Trust"), on behalf of the series of the Trust set forth on Schedule A hereto (herein referred to as the "Fund") as may be amended from time to time.

     WHEREAS, the Trust is a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company; and

     WHEREAS, the Trust and the Investment Manager desire that the provisions of this Agreement do not adversely affect the Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with the Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions the Fund makes as deductible dividends under Code Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

     WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated September 1, 2000, as amended November 2, 2001, and as further amended on February 26, 2002 ("Management Agreement"), pursuant to which the Investment Manager provides investment management services to the Fund for compensation based on the value of the average daily net assets of the Fund; and

     WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund at a level below the level to which the Fund may normally be subject.

     NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

     1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a class of the Fund in any fiscal year, excluding investment management fees payable to the Investment Manager, interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Fund's Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.
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     1.2.  OPERATING  EXPENSE LIMIT.  The Operating  Expense Limit in any fiscal year with respect to each class of the Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such class of the Fund.

     1.3. METHOD OF COMPUTATION. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of the Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a class of the Fund exceed the Operating Expense Limit for that class of the Fund, the Investment Manager shall remit to the appropriate class of the Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount. Any such amounts remitted to the Fund shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. The Fund may offset amounts owed to the Fund pursuant to this Agreement against the advisory fee payable to the Investment Manager.

     1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to each class of the Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. RECOUPMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1. RECOUPMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a class of the Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to recoup from such Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to such class of the Fund pursuant to Section 1 hereof (the "Recoupment Amount") during any of the previous thirty-six (36) months, to the extent that such class' annualized Operating Expenses plus the amount so recouped equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped. Any such amounts recouped from a class of the Fund shall be recouped in accordance with the principles of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act.

     2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each class of the Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall have an initial term with respect to the Fund ending on the date indicated on Schedule B hereto. Thereafter, this Agreement shall automatically renew for one-year terms unless the Investment Manager provides written notice to the Fund of the termination of this Agreement at least 30 days

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prior to the end of the  then-current  term. In addition,  this Agreement  shall terminate upon termination of the Management Agreement, or it may be terminated by the Fund, without payment of any penalty, upon ninety (90) days' prior written notice to the Investment Manager at its principal place of business.

     MISCELLANEOUS.

     3.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     3.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund or Trust to take any action contrary to the Trust's Declaration of Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Fund.

     3.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

     3.4. AMENDMENTS. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                   ING EQUITY TRUST

                                   By:
                                       -----------------------------------------
                                   Name:  Robert S. Naka
                                   Title: Senior Vice President


                                   ING PILGRIM INVESTMENTS, LLC


                                   By:
                                       -----------------------------------------
                                   Name:  Michael J. Roland
                                   Title: Executive Vice President

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                                   SCHEDULE A

                               with respect to the

                          EXPENSE LIMITATION AGREEMENT

                                 by and between

                          ING PILGRIM INVESTMENTS, LLC

                                       and

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                        Effective as of February 26, 2002

This Agreement relates to the following Fund:

                                        Maximum Operating Expense Limit
Name of Fund                        (as a percentage of average net assets)
------------                   -------------------------------------------------
                               Class A        Class B       Class C      Class Q
                               -------        -------       -------      -------
ING Biotechnology Fund*         0.75%          1.50%         1.50%        0.75%


Approved by the Board of Trustees on February 26, 2002.

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*    This  Schedule  A will be  effective  with  respect  to this  Fund upon the effective date of the initial Registration Statement with respect to the Fund.

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
                                   SCHEDULE B

                               with respect to the

                          EXPENSE LIMITATION AGREEMENT

                                 by and between

                          ING PILGRIM INVESTMENTS, LLC

                                       and

                                ING EQUITY TRUST

                        Effective as of February 26, 2002

The initial term of this Agreement with respect to each Fund is as follows:

Name of Fund                                     Expiration Date of Initial Term
------------                                     -------------------------------

ING Biotechnology Fund                                     May 31, 2003*

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*    The expiration of the initial term of this Expense Limitation Agreement has been set to align with the fiscal year end date of the Fund.

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